EXHBIT 10.8

CONSULTING AND DEVELOPMENT AGREEMENT

This Agreement is made this 2nd day of February, 2015, between Eventure Interactive, Inc., a Nevada corporation having an address and place of business at 3420 Bristol St., 6th Floor, Costa Mesa, CA 92626, hereinafter referred to as “CUSTOMER,” and Meridian Computing, Inc., a California corporation having an address and place of business at 1165 Lincoln Ave., Suite 324, San Jose, CA 95125, hereinafter referred to as “CONSULTANT.”

1.	STATEMENT OF WORK. During the term of this Agreement, CONSULTANT agrees to perform the services specified in the statement of work on Exhibit A attached hereto, in accordance with the specifications and delivery schedule set forth in Exhibit A (the "Services"). CONSULTANT and CUSTOMER agree that additional services may be performed under this Agreement and that any such additional services will be set forth as additional statements of work (each, a “SOW”) executed by the parties and attached as Exhibit A-1, Exhibit A-2, etc. to this Agreement, as mutually agreed upon by the parties. Each SOW will be subject to the terms and conditions of this Agreement and, upon execution by the parties, will be deemed incorporated herein by this reference.

A.	Tools. Unless otherwise expressly specified on Exhibit A or in the applicable SOW, CONSULTANT shall provide the facilities, tools, equipment, materials and information necessary to perform the Services, at its own expense. CUSTOMER acknowledges that CONSULTANT’s ability to perform its obligations depends on CUSTOMER’s performance of CUSTOMER’s own obligations hereunder.

B.	Subcontractors. CONSULTANT will not subcontract or assign its duties in hereunder without prior written approval by CUSTOMER. Notwithstanding the foregoing, CUSTOMER hereby expressly authorizes CONSULTANT to subcontract some or all of the Services contemplated hereunder to individual software developers who are under contract with CONSULTANT as independent contractors (“Subcontractors”). CONSULTANT will inform CUSTOMER of the identity of each such Subcontractor and CONSULTANT acknowledges that CUSTOMER may have direct contact with the Subcontractors from time to time as determined by CUSTOMER and the Subcontractors with respect to the progress of the Services.

C.	Third Party Content and Fees. Any material that must be licensed from third parties will be expressly disclosed in the applicable SOW. The disclosure will set forth the license terms together with the fees, royalties, costs or other charges.

2.	PAYMENT. CUSTOMER will compensate CONSULTANT for Services according to the fee schedule set forth on Exhibit A or in the manner specified in the applicable SOW.

A.	Invoices. As set forth on Exhibit A or in the applicable SOW, CONSULTANT will invoice CUSTOMER for Services per agreed upon terms. Each invoice will describe the Services included in the invoice and shall be accompanied by assignments, in the form determined by CUSTOMER, of all material delivered to CUSTOMER related to said invoice. CUSTOMER will pay the invoiced amount per the stated terms on the invoice after receipt of the invoice and assignments. If CUSTOMER fails to pay any amount when due to CONSULTANT, CONSULTANT shall be entitled to stop providing the Services and withhold delivery of any deliverable until such payment is made.

B.	Expenses. Unless specifically set forth in Exhibit A or in the applicable SOW, CONSULTANT will be solely responsible for any expenses it incurs in connection with the Services, including, without limitation, travel and telephone charges. To the extent that expenses are reimbursable pursuant to Exhibit A or the applicable SOW, as a condition to reimbursement of such expenses, Consultant must submit to CUSTOMER receipts for items for expenses amounting to more than U.S. $25.00. All expenses must be approved in advance by CUSTOMER.

C.	Taxes. CUSTOMER will be solely responsible for and shall pay all applicable federal, state and local taxes or contributions imposed or required by law and for filing all required tax forms with respect to the Services and deliverables under this Agreement, including, but not limited to amounts payable hereunder, excluding taxes based on CONSULTANT’s net income.

3.	OTHER OBLIGATIONS. Each party agrees that, during the term of this Agreement and for six (6) months thereafter, neither party will, directly or indirectly, solicit, or in any manner encourage, employees, contractors or subcontractors of the other to end their relationships with the respective party and/or provide services to the other party.

4.	TERMINATION. This Agreement commences on the date written above and shall continue in effect until services have been completed as set forth in Exhibit A. Customer may terminate this Agreement at any time by providing Consultant with thirty (30) days’ prior written notice of such termination. Each party will return (or if requested by the other party, destroy) the Confidential Information of the other party pursuant to this Agreement. Sections 2 through 11 will survive any expiration or termination of this Agreement.

5.	INTELLECTUAL PROPERTY/CONFIDENTIALITY.

A.	Creations. Any and all works, computer programs, diagrams, methods, procedures, reports, inventions, discoveries, improvements or creations (collectively “Creations”) which CONSULTANT has conceived or made or may conceive or make during the term of this Agreement, including the time before the execution of this Agreement, in any way, directly or indirectly, connected with Services provided to CUSTOMER pursuant to this Agreement shall be the sole and exclusive property of CUSTOMER. CONSULTANT hereby transfers and assigns to CUSTOMER all proprietary and intellectual property rights, including, without limitation, copyright, trademark, and/or patent rights, and all moral rights in the Creations without further compensation to CONSULTANT.

B.	Disclosure and Assignment of Creations. CONSULTANT agrees promptly to disclose to the CUSTOMER any and all inventions, discoveries, improvements, trade secrets, formulae, techniques, processes and know-how, whether or not patentable or whether or not reduced to practice, conceived or learned by CONSULTANT, either alone or jointly with others, which relate to or result from the actual or anticipated business, work, research or investigations of CUSTOMER, or which result, to any extent, from use of the CUSTOMER's premises or property (the work being hereinafter collectively referred to as the "Creations"). CONSULTANT acknowledges and agrees that all such Creations and all copyrightable material shall be the sole property of CUSTOMER and/or any other person or entity designated by it and CONSULTANT hereby assigns to CUSTOMER CONSULTANT’s rights, including copyrights, and interests to all Creations. To the extent allowed by law, this assignment of Creations includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively “Moral Rights”). To the extent CONSULTANT retains any such Moral Rights under applicable law, CONSULTANT hereby ratifies and consents to any action that may be taken with respect to such Moral Rights by or authorized by the CUSTOMER and agrees not to assert any Moral Rights with respect thereto. CONSULTANT will confirm any such ratifications, consents and agreements from time to time as requested by CUSTOMER. Upon request by CUSTOMER, CONSULTANT shall execute any required documents, including assignments, and furnish all reasonable assistance to CUSTOMER in order to vest all rights to the Creations and copyrights in CUSTOMER.

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C. Confidential Information. Except as hereinafter specifically provided, (i) all information disclosed by CUSTOMER to CONSULTANT pursuant to this Agreement and (ii) the proprietary information of CONSULTANT related to this Agreement, including the skills, identify and contact information of CONSULTANT’s Subcontractors and the fees under this Agreement, is confidential information (“Confidential Information”) and will be kept in confidence by the party receiving such Confidential Information. Neither party will use Confidential Information of the other, except as needed to exercise its rights or perform its obligations under this Agreement, and each party will take all reasonable precautions to prevent Confidential Information from being disclosed to third parties. Notwithstanding the foregoing, CONSULTANT may disclose the Confidential Information of CUSTOMER to its employees and Subcontractors performing the Services under this Agreement, provided that such Subcontractors are bound by confidentiality obligations similar to the ones contained herein. The confidentiality obligations in this Section shall not apply to disclosed information which the receiving party can prove: (i) the receiving party rightfully knows at the time of disclosure, free of any obligation to keep such information confidential; (ii) is, at the time of disclosure or thereafter becomes, generally publicly known; (iii) the receiving party independently developed without the use of any Confidential Information of the disclosing party; or (iv) the receiving party rightfully obtains from a third party who has the right to transfer or disclose it, without restriction on disclosure. If the receiving party faces legal action or is subject to legal proceedings requiring disclosure of Confidential Information, then, prior to disclosing any such Confidential Information, the receiving party shall promptly notify the disclosing party and, upon the disclosing party’s request, shall cooperate with the disclosing party in contesting and/or limiting such request.

6.	DISCLAIMER, LIMITATION OF LIABILITY. CONSULTANT will provide the Services in a professional and workmanlike manner that is customary in CONSULTANT’s industry for such Services. In the event of a breach of the foregoing representation, at CUSTOMER’s option CUSTOMER’s remedy will be either the re-performance of the non-conforming Services or the termination of this Agreement. CONSULTANT WILL NOT BE LIABLE FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGE OF ANY KIND OR NATURE, WHETHER SUCH LIABILITY IS ASSERTED ON THE BASIS OF CONTRACT, TORT OR OTHERWISE, EVEN IF CONSULTANT HAS BEEN WARNED OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE.

7.	INDEPENDENT CONTRACTOR. CONSULTANT will serve as an independent contractor, and this Agreement will not be deemed to create a partnership, joint enterprise, or employment relationship between the parties. CONSULTANT shall make appropriate filings with taxing authorities as a self-employed entity and shall be liable for all required payments to the local, State, Federal, and other taxing authorities (including income tax and social security and SDI payments.) Because CONSULTANT is an independent contractor, CUSTOMER shall not withhold any taxes from the compensation herein provided.

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8.	INTEGRATION/INTERPRETATION. This Agreement may not be changed except in writing signed by CONSULTANT and CUSTOMER. This Agreement contains the entire agreement between the parties, and supercedes any other prior or contemporaneous proposals, understandings or agreements, whether in written or oral form, with respect to the subject matter of this Agreement. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective successors in interest, assignees and legal representatives; provided however, that CONSULTANT may not assign any rights (except the right to payment) nor delegate any duties hereunder without the express written approval of CUSTOMER. No change, amendment or modification of any provision of this Agreement is valid unless set forth in a written instrument signed by both parties. All waivers hereunder must be in writing, and no failure by either party to enforce any rights hereunder shall constitute a waiver of such right then or in the future. If a court of competent jurisdiction finds any provision of this Agreement, or portion thereof, to be unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible so as to effect the economic intent of the parties, and the remainder of this Agreement will continue in full force and effect.

9.	CHOICE OF LAW, JURISDICTION. This Agreement and any action related thereto will be governed, controlled, interpreted and defined by and under the laws of the State of California and the United States, without regard to the conflicts of laws provisions thereof. The exclusive jurisdiction and venue of any action with respect to the subject matter of this Agreement will be the state courts of the State of California for the County of Santa Clara or the United States District Court for the Northern District of California and each of the parties hereto submits itself to the exclusive jurisdiction and venue of such courts for the purpose of any such action.

10.	ATTORNEY’S FEES. The prevailing party in any legal action brought by one party against the other arising out of this Agreement shall be entitled, in addition to any other rights and remedies it may have, to reimbursement for its expenses, including court costs, expert witness fees and reasonable attorneys’ fees.

11.	LANGUAGE. This Agreement is in the English language only, which language shall be controlling in all respects. No translation, if any, of this Agreement into any other language shall be of any force or effect in the interpretation of this Agreement or in determination of the interests of either party hereto. Furthermore, the parties agree that all correspondence, notices, orders, claims, suits and other communication between the parties hereto shall be written or conducted in English.

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12.	CURRENCY. The currency of accounting and the currency of payment are U.S. Dollars.

13.	NOTICES. Any notice required or permitted by this Agreement will be in writing and will be sent by prepaid, registered or certified mail, return receipt requested or by overnight delivery service, addressed to the other party at the address shown at the beginning of this Agreement, to the attention of the President, or at such other address for which such party gives notice hereunder. In the case of mailing, such notice will be deemed to have been given five (5) calendar days after mailing.

14.	COUNTERPARTS. This Agreement may be executed by facsimile or other electronic copy and in any number of counterparts, each of whom shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Consulting and Development Agreement as of the day and year first above written.

Eventure Interactive, Inc.		Meridian Computing, Inc.

By:	/s/ Gannon Giguiere	By:	/s/ Christopher Fuselier

Title:	President	Title:	Partner, CEO

Date: February 2, 2015		Date: February 2, 2015

EXHIBIT A

STATEMENT OF WORK

GENERAL

This is a statement of work under the Consulting and Development Agreement by and between Meridian Computing, Inc., (“CONSULTANT”) and Eventure Interactive, Inc. (“CUSTOMER”) dated February 2, 2015 (“Agreement”) and is subject to the terms and conditions of the Agreement.

SUMMARY OF THE SERVICES AND DESCRIPTION OF DELIVERABLES

1)	Development of the Eventure Android and iOS apps, including but not limited to:
a.	User interface implementation.
b.	Client-side database definition and queries.
c.	Web service methods for communicating with the Eventure server.
2)	Requirements gathering and specifications, as needed, describing the mobile architecture and implementation.
3)	Coordination with the Eventure team in Costa Mesa regarding product requirements, release schedules and client-server dependencies.

RATES & PAYMENT SCHEDULE

$19,200 per month for twelve (12) months, for 240 hours/month of software development services.

Total fee: $230,400

The total fee is due and payable upon execution of this agreement by CONSULTANT and CUSTOMER. Work will commence on February 2, 2015 and will continue through February 1, 2016.

The parties, through their authorized representatives, hereby agree to the terms of this Statement of Work on Exhibit A. This SOW may only be modified in writing signed by authorized representatives of CUSTOMER and CONSULTANT.

Eventure Interactive, Inc.	Meridian Computing, Inc.

By:	By:

Title:	Title:

Date:	Date: